UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2021

ADVAXIS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36138	02-0563870
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

305 College Road East Princeton, New Jersey	08540
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (609) 452-9813

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	ADXS	Nasdaq Capital Market
Preferred Stock Purchase Right	-	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 8.01	Other Events.

On February 1, 2021, Advaxis, Inc. (the “Company”) entered into a Consulting Agreement (the “Agreement”) with GoalAssist Corporation (“Consultant”). The sole person responsible for Consultant’s performance under the Agreement is Jerald Hammann.

Pursuant to the Agreement, Consultant will serve as an independent contractor and will perform reasonable consulting services regarding the Company’s business strategy, plans, goals and objectives, as requested by the Company’s Board of Directors, for a term beginning on February 1, 2021 and ending on the close of business on January 31, 2022 (the “Term”). Additionally, as requested by the Company during the Term, the Consultant may assist in facilitating the recruitment of research sites for the Company, accelerating enrollment of study participants in the Company’s clinical trials and identifying opportunities for cost savings.

For consulting services rendered under the Agreement, Consultant will be entitled to receive a retainer amount of $150,000, payable in four equal installments over the Term. Consultant will be entitled to receive additional fees upon the successful initiation of a new clinical trial site, acceleration of certain clinical trial activities or the identification and implementation of cost savings, in each case, which are the direct result of the Consultant’s efforts.

Under the terms of the Agreement, the Consultant has agreed to customary confidentiality provisions, as well as restrictions on his activities with respect to the Company, including restrictions on his ability to submit any director nominations or stockholder proposals to the Company, or otherwise attempt in any way to influence the Company, through December 31, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 4, 2021	ADVAXIS, INC.

	By:	/s/ Kenneth A. Berlin
	Name:	Kenneth A. Berlin
	Title:	Chief Executive Officer